EXHIBIT 21






                    SUBSIDIARIES OF THE REGISTRANT



   NAME                                  STATE/COUNTRY OF
                                           INCORPORATION

Charles Needham Industries, Inc.             Texas

Westran Corporation                          Michigan

Kysor Europe Marketing                       England

Kysor Industries, S.A.                       Belgium

Kysor/Warren Refrigeration BmbH              Germany

Kysor/Warren - U.K.                          United Kingdom